UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2018

CARDIFF LEXINGTON CORPORATION

(Exact name of Registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. Las Olas Blvd. Suite 1400

Ft. Lauderdale, FL 33301

(Address of principal executive offices, including zip code)

(844) 628-2100

(Registrant's telephone number, including area code)

____________________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

Cardiff Lexington Corporation (OTCQB:CDIX) and Platinum Tax Defenders (Private: “Platinum Tax Defenders”) as previously announced on July 18th, 2018 signing a definitive merger agreement under which Platinum Tax Defenders will merge into Cardiff Lexington as its wholly owned subsidiary has been completed effected July 30th, 2018. Audited financials will follow in an upcoming 8K within the required 75-day period following the closing.

Platinum Tax Defenders (http://www.platinumtaxdefenders.com) a forward-thinking leader in the Tax Resolution Industry, that not only has no limit to the size of the tax debt they can assist with, but also provides services to the under-served taxpayer owing less than$10,000. This unique yet proven business model has enabled Platinum Tax Defenders to experience tremendous growth. Platinum Tax Defenders offers a wide variety of tax resolution, bookkeeping, and tax preparation services for individuals and businesses that are dealing with back taxes or are having issues paying off their current year tax bill. For those owing back taxes it can be a stressful time when the taxman comes knocking. Taxes are simply a part of life, and they must be paid; yet in today’s economy, many people of all backgrounds and financial classes are having issues with back tax payments as well as current year tax bills. The IRS is very aware of the issues that many hard-working individuals and business owners are facing, and today more than ever they are offering a variety of options to pay down tax debt. These include payment plans, Offer in Compromise (one-time lump sum payment), Currently non-Collectible hardship status and penalty abatement. The issue that many people have when it comes to paying taxes is simple financial anxiety. They may worry that the IRS won’t accept their terms, or they are simply not knowledgeable on how the IRS operates.

In connection with the closing of the acquisition, on July 30th, 2018 a Preferred “L” Class of stock with a par value of $0.001was established and issued. The Preferred “L” Class of stock rights and privileges include voting rights, a conversion ratio of 1:1.25 and were distributed at the adjusted rate of $0.013 per share for a total of 98.307,692 representing a value of $1,278,000. These Preferred “L” shares have a lock-up/leak-out limiting the sale of stock for12 months after which conversions and sales are limited to 20% of their portfolio per year, pursuant to the terms of the Acquisition Agreement.

On June 8, 2018, CDIX’s Board of Directors approved retaining current founders to serve as senior management of Platinum Tax Defenders.

There are no family relationships of our directors or executive officers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Cardiff International, Inc.

By:     /s/ Daniel Thompson

            Daniel Thompson

 Title:   Chairman

Dated: August 6, 2018

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